Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement File Nos. 333-17569, 333-60001, 333-64575, 333-78477, 333-82405, 333-47142, 333-48190, 333-51550, 333-52352 of our reports dated February 20, 2006, with respect to the consolidated financial statements of TeleTech Holdings, Inc., TeleTech Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TeleTech Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
Denver, Colorado
February 20, 2006